UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, the Board of Directors of CryoPort, Inc. (the “Company”), elected Karen M. Muller to the Board of Directors to fill the vacancy created by the recent passing of Mr. Hank Bonde. Ms. Muller is expected to be appointed to the Audit Committee, Compensation Committee and Governance and Nominating Committee of the Board of Directors.

Ms. Muller, who is 56 years old, is a corporate attorney who has been in private practice since May 2008. From August 2006 to January 2008, Ms. Muller was a member of the Board of Directors of, and a consultant to, Naturade, Inc., a publicly traded company in the neutraceutical industry. Ms. Muller was part of the team from Redux Holdings, Inc., a public company, that acquired Naturade and brought it out of bankruptcy. From November 2004 to August 2006, Ms. Muller was the co-owner of Cerius Interim Executive Solutions, which delivers interim executive management solutions to small and medium businesses. While at Cerius, Ms. Muller led its business development efforts. Prior to Cerius, from June 2003 to November 2004, Ms. Muller was managing director of Capital Asset Advisors, LLC, which provides investment banking and financial advisory services to middle market companies. From October 1999 to March 2003, Ms. Muller was the Chief Administrative Officer and General Counsel of Epoch Internet, a tier 1 internet service provider which also provided hosting and co-location services. Ms. Muller was formerly a managing director and deputy general counsel for Lehman Brothers, Inc. (1988 to 1999) and a corporate attorney with the Wall Street law firm Cahill Gordon & Reindel (1981 to 1988). Ms. Muller earned her Bachelor of Arts degree from Hunter College in 1978 and her Juris Doctor degree from Fordham University School of Law in 1981. Ms. Muller is presently a Director Emeritus for The Forum for Corporate Directors in Orange County, California.

There have been no related party transactions between Company and Ms. Muller, and there were no arrangements or understandings between Ms. Muller and any other person pursuant to which she was selected as a director.

Ms. Muller is not a party to and does not currently participate in any material Company plan, contract, or arrangement, nor has she received any grant or award from the Company in connection with her election to the Board of Directors. Ms. Muller will receive a quarterly cash board fee in the amount of $15,000.

A copy of the press release announcing Ms. Muller’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: May 31, 2011

By:  /s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 31, 2011